Exhibit 10.4

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of December 31, 2010 (the “Effective Date”), is made by and between ETHOS ENVIRONMENTAL, INC., a Nevada corporation, located at 18 Technology, Suite 165, Irvine, California 92618 and hereafter referred to as “the Company”, and DANIEL R. KERKER, whose residence address is 5402 W. 134th Street, Hawthorne, California 90250, hereinafter referred to as “Employee,” based upon the following:

RECITALS

WHEREAS, the Company wishes to retain the services of Employee, and Employee wishes to render services to the Company, as its Chief Financial Officer; and

WHEREAS, the Company and Employee wish to set forth in this Agreement the duties and responsibilities that Employee has agreed to undertake on behalf of the Company.

THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Company and Employee (who are sometimes individually referred to as a “party” and collectively referred to as the “parties”) agree as follows:

AGREEMENT

1.

AT WILL EMPLOYMENT.

Employee’s employment with the Company is “at will.”  “At will” is defined as allowing either Employee or the Company to terminate the Agreement at any time, for any reason permitted by law, with or without cause. There shall be no fixed date for termination of this Agreement and it shall continue indefinitely until either party gives proper notice to the other as required in this Section. Furthermore, Employee specifically waives any rights he or she may or may not have under state law requiring that any and all termination of employment be "for good cause."  Employee understands and agrees that this at-will relationship will remain in effect throughout my employment with the Company unless the Agreement is specifically modified in writing signed by the Company, and that the Agreement and the at-will nature may not be modified by any oral or implied agreement.  No employee handbook, nor any conduct, practice, policy, award, grant, promotion, performance evaluation, transfer or length of service can modify this at-will relationship.

(a)

Notice Period.   Any Party wishing to give notice of termination of this Agreement, shall give the other Party thirty (30) days advance notice, except as permitted upon termination for “Cause” as set forth in Section 8. The notice period does not commence until actually received by the other Party.

(b)

Method of Notice.   Notice of termination of this Agreement shall be given in writing delivered by any method.

2.

GENERAL DUTIES.

Employee shall report to the Company’s Chief Executive Officer or Board of Directors and shall devote his entire productive time, ability, and attention to the Company’s business during the period of this Agreement.  In his capacity as Chief Financial Officer, Employee shall be primarily responsible for the duties set forth on Exhibit A attached hereto. Employee shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, and such other duties as are commonly performed by an employee of his rank or which may, from time to time, be prescribed by the Company through its Managers.  Furthermore, Employee agrees to cooperate with and work to the best of his ability with the Company’s management team, the officers and other employees, to continually improve the Company’s reputation in its industry for quality products and performance.

3.

COMPENSATION.

(a)

Annual Salary.  So long as Employee’s employment continues, the Company shall pay to Employee a monthly base salary in the amounts set forth below (the “Monthly Salary”).  The Monthly Salary shall be Five Thousand Dollars ($5,000.00) until such time as the Company commences initial product sales.  Upon commencement of initial product sales, the Monthly Salary shall be increased to Ten Thousand Dollars ($10,000.00) until the Company achieves profitability (as determined on a quarterly basis). Thereafter, the Monthly Salary shall be Eighteen Thousand Three Hundred Thirty-Three and 33/100 Dollars ($18,333.33).

The Monthly Salary shall be paid to Employee in accordance with the periodic payroll practices of the Company for employees.

(b)

Bonus Plan.  During the term of this Agreement, Employee shall receive a monthly bonus equal to one-quarter of one percent (0.25%) of total net sales revenue commencing when, and so long as, the Company first achieves One Million Dollars ($1,000,000) in net sales per month.  The monthly bonus will be paid within 30 days after the end of the calendar month in which the bonus is earned.

(c)

Restricted Stock Purchase Rights; Stock Options.  Employee shall be entitled to either (i) purchase 5,000,000 shares of Company common stock at the current fair market value ( as determined by the Board of Directors) or (ii) receive a grant of options to purchase 5,000,000 at an exercise price equal to fair market value, pursuant to the Company’s 2010 Incentive Plan.  Such stock or options shall vest in equal monthly installments over twenty-for (24) months commencing January 2011.  The shares or options shall be subject to the terms of the 2010 Incentive Plan.

(d)

Participation In Employee Benefit Plans.  Employee shall have the same rights, privileges, benefits and opportunities to participate in any the Company’s employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees.  The Company may delete benefits and otherwise amend and change the type and quantity of benefits it provides in its sole discretion except those specifically set forth herein.  In the event Employee receives payments from a disability plan maintained by the Company, the Company shall have the right to offset such payments against the Monthly Salary otherwise payable to Employee during the period for which payments are made by such disability plan.

4.

REIMBURSEMENT OF BUSINESS EXPENSES.

The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of the Company.  However, each such expenditure shall be reimbursable only if Employee furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

5.

ANNUAL VACATION.

Employee shall be entitled to fifteen (15) days vacation time each year without loss of compensation.  Employee shall be entitled to recognize without loss of pay all holidays designated as such by banks in California.

6.

INDEMNIFICATION OF LOSSES.

So long as Employee’s actions were taken in good faith and furtherance of the Company’s business and within the scope of Employee’s duties and authority, the Company shall indemnify and hold Employee harmless to the full extent of the law from any and all claims, losses and expenses sustained by Employee as a result of any action taken by him to discharge his duties under this Agreement, and the Company shall defend Employee, at the Company’s expense, in connection with any and all claims by shareholders or third parties which are based upon actions taken by Employee to discharge his duties under this Agreement.

7.

PERSONAL CONDUCT.

Employee agrees promptly and faithfully to comply with all present and future policies, requirements, directions, reasonable requests of an executive and rules and regulations of the Company in connection with the Company’s business.

8.

TERMINATION BY THE COMPANY.

Notwithstanding anything else in this Agreement, the Company may terminate Employee’s employment at any time upon 30 days notice or immediately if termination is for “Cause.”  For purposes of this Agreement, “Cause” shall mean:

(a)

Employee is convicted of any fraud or embezzlement against the Company; or

(b)

After written notice and an opportunity to cure, Employee willfully breaches or habitually neglects the duties and responsibilities which he is required to perform under the terms of this Agreement; or

(c)

Employee commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct which results in material harm to the Company or its business; or

(d)

Employee violates any law, rule or regulation applicable to the Company or Employee relating to the business operations of the Company that may have a material adverse effect upon the Company’s business, operations or condition (financial or otherwise).

The Company may terminate this Agreement for Cause immediately upon written notice of termination to Employee; provided, however, if the Company terminates this Agreement due to Employee’s willful breach or habitual neglect of the duties he is required to perform, then Employee shall be entitled to a period of thirty (30) days from the date of the written notice of termination to cure said breach.  Except as otherwise set forth in this Section 8, upon any termination, the obligations of Employee and the Company under this Agreement shall immediately cease.  Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.  If Employee’s employment is terminated pursuant to this Section 8, the Company shall pay to Employee (i) Employee’s accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) Employee’s accrued but unpaid commission, if any; and (iii) business expenses incurred prior to the effective date of termination.  Employee shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

9.

PROPRIETARY INFORMATION.

(a)

Company Information. Employee agrees at all times during the period of his employment with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Proprietary Information of the Company which Employee obtains or creates. Employee further agrees not to make copies of such Proprietary Information except as authorized by the Company. Employee understands that "Proprietary Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the employment), prices and costs, markets, software, developments, inventions, formulas, technology, designs, drawings, marketing, licenses, finances, budgets or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Employee during the period of employment, whether or not during working hours. Employee understands that "Proprietary Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Employee further understands that Proprietary Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of his or of others who were under confidentiality obligations as to the item or items involved.

(b)

Former Employer Information.  Employee represents that his performance of all terms of this Agreement as an employee of the Company have not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or trust prior or subsequent to the commencement of employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

10.

INVENTIONS.

(a)

Inventions Retained and Licensed.  Employee has attached hereto as Exhibit B, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to the commencement of employment (collectively referred to as "Prior Inventions"), which belong solely to Employee or belong to Employee jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If, in the course of employment with the Company, Employee incorporates into a Company product or service a Prior Invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b)

Assignment of Inventions.  Employee agrees that Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all his right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which Employee is employed by the Company (collectively referred to as "Inventions"), except as provided in Section 10(e) below. Employee further acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by Employee (solely or jointly with others) within the scope of and during the period of employment with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by the compensation provided for in this Agreement, unless regulated otherwise by the mandatory law of the state of California.

(c)

Maintenance of Records.  Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the period of employment with the Company. The records may be in the form of notes, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. Employee agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

(d)

Assistance and Power of Attorney.  Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents or other intellectual property rights relating thereto. Employee further agrees that it is his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of any mental or physical incapacity or unavailability or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by Employee. Employee hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or hereafter has for infringement of any and all proprietary rights assigned to the Company.

(e)

Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit C). Employee will advise the Company promptly in writing of any inventions that Employee believe meet such provisions and are not otherwise disclosed on Exhibit B.

11.

RETURNING COMPANY DOCUMENTS.

Employee agrees that, at the time of termination of employment with the Company, Employee will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to employment or otherwise belonging to the Company, its successors or assigns. Employee further agrees that to any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of employment, Employee agrees to sign and deliver a "Termination Certification" is a form reasonably requested by the Company.

12.

NOTIFICATION TO OTHER PARTIES.

In the event that Employee leaves the employ of the Company, Employee hereby consents to notification by the Company to his new employer about Employee’s rights and obligations under this Agreement.

13.

SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES.

Employee agrees that during the period of employment with the Company, and for a period of twenty-four (24) months immediately following the termination of employment with the Company for any reason, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for himself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of employment with the Company for any reason, with or without cause, Employee shall not solicit any investor in, licensor to or customer of the Company or licensee of the Company's products, in each case, who are known to Employee, with respect to any business, products or services who are competitive to the products or services offered by the Company or under development as of the date of termination of employment.

14.

MISCELLANEOUS

(a)

Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same.  In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

(b)

Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c)

Interpretation.

i.

Entire Agreement/No Collateral Representations.  Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements.  Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

ii.

Waiver.  No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

iii.

Remedies Cumulative.  The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

iv.

Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws effective during the period of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

v.

No Third Party Beneficiary.  Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof, except the heirs and personal representatives of Employee in the event of Employee’s death or disability.

vi.

Heading; References; Incorporation; Gender.  The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof.  References to this Agreement shall include all amendments or renewals thereof.  Any exhibit referenced in this Agreement shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(d)

Enforcement.

i.

Applicable Law.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

ii.

Consent to Jurisdiction; Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Orange.

(e)

No Assignment of Rights or Delegation of Duties by Employee.  Employee’s rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Employee may not delegate his duties or obligations hereunder.

(f)

Notices.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed).  Each party, and their respective counsel, hereby agrees that if Notice is to be given hereunder by such party’s counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.  Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

(g)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any form hereto by having attached to it one or more additional signature pages.

(h)

Execution by All Parties Required to be Binding; Electronically Transmitted Documents.  This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto.  If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

In witness hereof, the parties execute this Employment Agreement as of the date first written above.

ETHOS ENVIRONMENTAL, INC.

EMPLOYEE

a Nevada corporation

/s/ Matt Nicosia

/s/ Daniel R. Kerker

Matt Nicosia, Chief Executive Officer

Daniel R. Kerker

Exhibit A

Duties and Responsibilities

Employee shall be primarily responsible for all accounting matters of the Company, including but not limited to:

1.

Preparation of monthly, quarterly and annual financial statements in accordance with GAAP, sufficient to present to the Company’s independent auditor.

2.

Preparation of budgets and projections of cash flow, income, operations, etc. as the Board or CEO may request from time to time;

3.

Manage cash flow, payable, reserves, allowances, etc.;

4.

Manage payroll and compensation payments and plans;

5.

Establish and maintain accounting records and reports;

6.

Oversee all accounts payable, including establishing vendor and payee accounts; and

7.

Establish anti-fraud and loss prevention systems and practices for accounting matters.

A-1

Exhibit B

List of Inventions Retained by Employee

B-1

Exhibit C

California Labor Code Section 2870

CALIFORNIA CODES

LABOR CODE

SECTION 2870

2870.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

 (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a) the provision is against the public policy of this state and is unenforceable.

C-1